Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2012 Fourth Quarter and Year-End Results

SCOTTSDALE, ARIZ. – November 27, 2012 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the fourth quarter ended Sept. 30, 2012 of $101.3 million, a 9.0 percent decrease from $111.4 million for the fourth quarter of the prior year. Net income for the fourth quarter ended Sept. 30, 2012 was $1.6 million, or 6 cents per diluted share, compared to $5.6 million, or 23 cents per diluted share, for the fourth quarter ended Sept. 30, 2011. The reduction in workforce announced on Oct. 1, 2012, which resulted in severance costs of $1.9 million (pre-tax), impacted earnings per share by approximately 5 cents for the quarter and year ended Sept. 30, 2012.

Revenues for the year ended Sept. 30, 2012 were $413.6 million, an 8.5 percent decrease from $451.9 million for the year ended Sept. 30, 2011. Net income for the year ended Sept. 30, 2012 was $9.0 million, or 36 cents per diluted share, compared to $26.9 million, or $1.09 per diluted share, for the year ended Sept. 30, 2011.

Return on equity for the trailing four quarters ended Sept. 30, 2012 was 6.2 percent compared to 21.2 percent for the trailing four quarters ended Sept. 30, 2011.

“Attracting prospective students has been and continues to be our biggest challenge as evidenced by our slight decline in new student starts for the quarter,” said Kim McWaters, chief executive officer. “We have recently made additional changes to align our cost structure with our current student population levels and continue to focus on improving the effectiveness and efficiency of our Marketing and Admissions efforts. As we move into the new fiscal year, we will stay focused on efficient cost management, balanced with managing the business with an eye toward the future.”

Student Metrics

	Three Months Ended		Twelve Months Ended
			Sept. 30,
	Sept. 30,
	2012	2011	2012	2011
		(Rounded to hundreds)
Total starts	6,300	6,500	15,700	16,200
Average undergraduate full-time student enrollment	15,600	17,300	16,500	18,500
End of period undergraduate full-time student enrollment	17,000	18,500	17,000	18,500

Fourth Quarter Operating Performance

For the fourth quarter of 2012, revenues were $101.3 million, a 9.0 percent decrease from $111.4 million for last year’s fourth quarter. The decrease in revenues primarily related to a decrease in average undergraduate full-time student enrollment of 10.1 percent. The decrease was partially offset by an increase in tuition rates. During the fourth quarter of 2012 and 2011, tuition excluded $4.0 million and $1.9 million, respectively, related to students participating in the Company’s proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the fourth quarter of 2012 were $2.3 million and 2.2 percent, respectively, compared to operating income and margin of $9.6 million and 8.6 percent, respectively, in the same period last year. The decrease in operating income was primarily attributable to the decrease in revenues. The decrease was partially offset by a decrease in bad debt expense.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter of 2012 was $8.4 million compared to $16.2 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Fiscal 2012 Operating Performance

Revenues for the year ended Sept. 30, 2012 were $413.6 million, an 8.5 percent decrease from $451.9 million for the year ended Sept. 30, 2011. During 2012 and 2011, tuition excluded $14.1 million and $7.0 million, respectively, related to students participating in the Company’s proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the year ended Sept. 30, 2012 were $14.1 million and 3.4 percent, respectively, compared to $44.5 million and 9.9 percent, respectively, for the year ended Sept. 30, 2011. The decreases in operating income and margin were related to the decreases in revenues and an increase in advertising expenses, partially offset by a decrease in compensation expense and bad debt expense.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the year ended Sept. 30, 2012 was $39.5 million compared to $70.6 million for the year ended Sept. 30, 2011. See “Use of Non-GAAP Financial Information” below.

Liquidity

Cash, cash equivalents and investments totaled $101.7 million at Sept. 30, 2012, compared to $109.6 million at Sept. 30, 2011. At Sept. 30, 2012, shareholders’ equity totaled $146.1 million as compared to $141.4 million at Sept. 30, 2011. On Mar. 30, June 29 and Sept. 28, 2012, we paid cash dividends of $0.10 per share to common stockholders of record as of March 15, June 18 and Sept. 21, 2012, respectively. The aggregate payment was approximately $7.4 million. At the discretion of our Board of Directors, we intend to pay a dividend quarterly in future periods.

Pursuant to the previously announced share repurchase plan, we purchased 143,600 shares of stock during the year ended Sept. 30, 2012 at an average price of $12.84 for a total cost of approximately $1.8 million.

Cash flow provided by operating activities was $9.3 million and $18.5 million for the three months and year ended Sept. 30, 2012, respectively, compared with cash provided by operating activities of $26.5 million and $58.1 million for the three months and year ended Sept. 30, 2011, respectively.

2013 Outlook

We expect the number of applications to improve in 2013. However, given the continuing headwinds, we expect our new student starts for the first half to be flat to slightly down before possibly improving during the second half, resulting in full year new student starts to be close to flat year over year. As a result, we anticipate the average student population for 2013 to decline by a mid to high single digit rate, and that these lower levels of enrollment will combine with slightly higher tuition to result in a low to mid single digit decline in revenues in 2013 and an overall decline in operating margin and net income compared to 2012.

Conference Call

Management will hold a conference call to discuss the 2012 fourth quarter results today at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-858-4000 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI’s website for 60 days or the replay can be accessed through December 7th, 2012 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10020666.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company’s performance on a consistent basis across time periods. To obtain a complete understanding of the Company’s performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company’s operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 160,000 graduates in its 47-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). To learn more about UTI and its training services, log on to www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

		Three Months Ended			Twelve Months Ended
		Sept. 30,			Sept. 30,
		2012	2011	2012	2011
		(In thousands, except per share amounts)
Revenues		$101,284	$111,358	$413,552	$451,900
Operating expenses:
	Educational services and facilities	54,204	54,110	211,979	223,628
	Selling, general and administrative	44,825	47,651	187,458	183,726

	Total operating expenses	99,029	101,761	399,437	407,354

Income from operations		2,255	9,597	14,115	44,546

Other income (expense):
	Interest income, net	89	53	302	252
	Other income (expense)	173	(54)	545	291

	Total other income
	(expense)	262	(1)	847	543

Income before income taxes		2,517	9,596	14,962	45,089
Income tax expense		909	3,986	5,930	18,192

Net income		$1,608	$5,610	$9,032	$26,897

Earnings per share:
Net income per share – basic		$0.06	$0.23	$0.37	$1.10

Net income per share – diluted		$0.06	$0.23	$0.36	$1.09

Weighted average number of shares outstanding:
	Basic	24,764	24,598	24,711	24,427

	Diluted	25,014	24,833	24,937	24,740

Cash dividends declared per common share		$0.10	-	$0.30	-

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		Sept. 30,	Sept. 30,
		2012	2011
		(In thousands)
Assets
Current assets:
Cash and cash equivalents		$45,665	$53,670
Investments, current portion		51,455	50,052
Receivables, net		14,910	11,205
Deferred tax assets, net		7,977	8,279
	Prepaid expenses and other current assets	14,977	10,709

	Total current assets	134,984	133,915
Investments, less current portion		4,533	5,830
Property and equipment, net		91,939	100,377
Goodwill		20,579	20,579
Deferred tax assets, net		5,576	-
Other assets		10,547	5,328

Total assets		$268,158	$266,029

Liabilities and Shareholders’ Equity
Current liabilities:
	Accounts payable and accrued expenses	$40,865	$36,895
Deferred revenue		52,564	61,394
Accrued tool sets		4,264	4,723
Income tax payable		744	2,032
Other current liabilities		1,003	640

	Total current liabilities	99,440	105,684
Deferred tax liabilities, net		—	2,443
Deferred rent liability		12,946	11,799
Other liabilities		9,687	4,680

	Total liabilities	122,073	124,606

Commitments and contingencies
Shareholders’ equity:
	Common stock, $0.0001 par value, 100,000,000 shares authorized,
	30,222,132 shares issued and 24,891,205
	shares outstanding at September 30, 2012 and
	29,560,276 shares issued and 24,690,050
	shares outstanding at September 30, 2011	3	3
	Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
	0 shares issued and outstanding	—	—
Paid-in capital		166,970	156,497
	Treasury stock, at cost, 5,330,927 shares at September 30, 2012 and
	4,870,226 shares at September 30, 2011	(83,924)	(76,506)
Retained earnings		63,036	61,429

	Total shareholders’ equity	146,085	141,423

Total liabilities and shareholders’ equity		$268,158	$266,029

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended
	Sept. 30,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net income	$9,032	$26,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,819	24,842
Amortization of held-to-maturity investments	1,757	1,195
Bad debt expense	5,790	8,679
Stock-based compensation	6,492	6,279
Excess tax benefit from stock-based compensation	(159)	(1,081)
Deferred income taxes	(8,490)	2,296
Training equipment credits (earned) used	(1,127)	(1,501)
Loss on disposal of property and equipment	203	957
Changes in assets and liabilities:
Receivables	(10,109)	(1,240)
Prepaid expenses and other current assets	(3,520)	391
Other assets	(1,227)	(1,486)
Accounts payable and accrued expenses	3,037	(15,009)
Deferred revenue	(8,830)	(1,882)
Income tax payable/receivable	(1,288)	3,279
Accrued tool sets and other current liabilities	(96)	231
Deferred rent liability	1,147	6,178
Other liabilities	2,078	(953)

Net cash provided by operating activities	18,509	58,072

Cash flows from investing activities:
Purchase of property and equipment	(11,342)	(29,098)
Proceeds from disposal of property and equipment	6	64
Purchase of investments	(92,503)	(89,538)
Proceeds received upon maturity of investments	90,640	64,585
Proceeds from note receivable	615	—
Investment in joint venture	(4,000)	—

Net cash used in investing activities	(16,584)	(53,987)

Cash flows from financing activities:
Payment of cash dividends	(7,425)	—
Payment of payroll taxes on stock-based compensation through shares withheld	(1,365)	(1,739)
Proceeds from issuance of common stock under employee plans	550	1,269
Excess tax benefit from stock-based compensation	159	1,081
Purchase of treasury stock	(1,849)	—
Net cash (used in) provided by financing activities	(9,930)	611

Net (decrease) increase in cash and cash equivalents	(8,005)	4,696
Cash and cash equivalents, beginning of period	53,670	48,974

Cash and cash equivalents, end of period	$45,665	$53,670

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended		Twelve Months Ended
	Sept. 30,		Sept. 30,
	2012	2011	2012	2011
			(In thousands)
Net income	$1,608	$5,610	$9,032	$26,897
Interest income, net	(89)	(53)	(302)	(252)
Income tax expense	909	3,986	5,930	18,192
Depreciation and amortization	6,021	6,661	24,831	25,731

EBITDA	$8,449	$16,204	$39,491	$70,568

Reconciliation of Earnings Per Share Impact of Severance Costs Related to June 2011 and Sept. 2012 Reductions In Workforce

	Three Months Ended		Twelve Months Ended
	Sept. 30,	Sept. 30,
	2012	2012	2011
		(In thousands)
Net income, as reported	$1,608	$9,032	$26,897
Severance costs	1,905	1,905	4,265
Less: tax effects of severance costs	(743)	(743)	(1,664)

Net income, adjusted for severance costs	$2,770	$10,194	$29,498

Diluted earnings per share, as reported	$0.06	$0.36	$1.09

Diluted earnings per share, adjusted for severance costs	$0.11	$0.41	$1.19

Diluted weighted average shares outstanding	25,014	24,937	24,740

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	Sept. 30,		Sept. 30,
	2012	2011	2012	2011
			(In thousands)
Salaries expense	$42,480	$42,507	$166,027	$168,028
Employee benefits and tax	8,187	8,293	34,414	35,435
Bonus expense	463	1,138	7,839	11,028
Stock-based compensation	1,104	1,509	6,492	6,279
Total compensation and related costs	$52,234	$53,447	$214,772	$220,770

Occupancy expense	$10,063	$10,142	$39,227	$39,925
Bad debt expense	$729	$3,229	$5,175	$8,679
Depreciation and amortization expense	$6,021	$6,661	$24,831	$25,731
Legal services expense	$706	$307	$2,555	$1,125

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